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                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                            -----------

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 9, 1994
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                     PAINE WEBBER GROUP INC.
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      (Exact name of registrant as specified in its charter)

        Delaware                  1-7367          13-2760086
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(State or other jurisdiction    (Commission     (IRS Employer
    of incorporation)           File Number)  Identification No.)

1285 Avenue of the Americas, New York, New York      10019
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(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (212) 713-2000
                                                   --------------

                        Not Applicable
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      (Former name or address, if changed since last report)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          As previously disclosed, as of October 17, 1994, the Company, General Electric Company ("GE") and Kidder, Peabody Group Inc. ("Kidder") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") and related documents providing for the Company's purchase of specified Kidder assets and businesses.

          The Company, GE and Kidder have entered into a Supplemental Agreement dated as of December 9, 1994 (the "First Supplemental Agreement"), and a Second Supplemental Agreement dated as of December 16, 1994 (the "Second Supplemental Agreement"), which, among other things, provide for the transactions contemplated by the Asset Purchase Agreement to be consummated pursuant to multiple closings in lieu of a single closing.

          On December 9, 1994, pursuant to the Asset
Purchase Agreement, as amended and supplemented by the First Supplemental Agreement, the Company purchased certain assets of the real estate mortgage business of Kidder, including Kidder's single family home loan trading, commercial/multi-family home loan trading, mortgage finance, real estate finance operations, research and contract finance. The Company, through its wholly-owned subsidiaries PaineWebber Incorporated and Paine Webber Real Estate Securities Inc., acquired substantially all the fixed assets of this business (consisting primarily of other real estate owned, equipment, furniture and fixtures), the accounts receivable of this business and selected portions of the inventory of this business from Kidder in consideration of a cash payment of approximately
$580 million and the assumption by the Company of certain specified liabilities of Kidder arising out of this business. The Company financed the payment of the purchase price for these assets through the sale of approximately
$350 million of commercial paper to GE and the balance from various asset based funding sources.

          On December 16, 1994, pursuant to the Asset
Purchase Agreement, as amended and supplemented by the First Supplemental Agreement and the Second Supplemental Agreement, the Company purchased certain assets of the equity research, investment banking (excluding high yield and emerging markets), fixed income (sales force only), international institutional equity, international fixed income, listed domestic futures and short term finance businesses of Kidder (the "Other Acquired Businesses"). The





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Company acquired substantially all the fixed assets of the
Other Acquired Businesses (consisting primarily of equipment, furniture and fixtures) and the accounts receivable of the Other Acquired Businesses. In addition, the Company assumed specified liabilities of Kidder arising out of the Other
Acquired Businesses. In consideration for these assets, the Company issued to Kidder (i) 21.5 million shares of Common
Stock of the Company, (ii) $100 million stated value of 6% Cumulative Convertible Redeemable Preferred Stock, Series A, of the Company (the "Convertible Preferred Stock") and (iii) $250 million stated value of 9% Cumulative Redeemable Preferred Stock, Series C, of the Company (the "Redeemable Preferred Stock").
The Company financed the cash portion of the purchase price through available internal funds.

          The Convertible Preferred Stock is redeemable at any time, in whole or in part, at the option of the Company at redemption prices declining to $100 per share, plus accrued and unpaid dividends, by December 16, 2004. The
Convertible Preferred Stock is subject to mandatory redemption on December 15, 2014. The Convertible Preferred
Stock is convertible into shares of Common Stock, at any time, in whole or in part, at the option of the holder at a conversion price of $18.13 per share of Common Stock, subject to adjustment. However, until the stockholders of the Company approve the issuance of the Common Stock to be delivered upon conversion of the Convertible Preferred
Stock, the Convertible Preferred Stock is not convertible into shares of Common Stock and the Company is obligated to deliver cash in lieu of Common Stock upon any exercise of the conversion privilege.

          The Redeemable Preferred Stock is redeemable at any time after December 15, 1999, in whole or in part, at the option of the Company at a price of $100 per share, together with accrued but unpaid dividends. The Redeemable
Preferred Stock is subject to mandatory redemption on December 15, 2014.

          The foregoing summary of the terms of the Convertible Preferred Stock and the Redeemable Preferred
Stock is qualified by reference to the respective
Certificates of Designation, copies of which are attached as
Exhibit 3.1 and 3.2.





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          As a result of these transactions, GE now owns
approximately 25% of the Common Stock of the Company on a fully diluted basis. Pursuant to a Stockholders Agreement dated as of December 16, 1994, among the Company, GE and Kidder (the "Stockholders Agreement"), GE has agreed to certain "standstill" arrangements, which will continue until the earlier of (i) December 16, 2009, and (ii) three years after GE sells all its voting securities of the Company. GE's ability to transfer the Company's Common Stock and Convertible Preferred Stock is subject to various restrictions. Pursuant to the Stockholders Agreement, GE is entitled to nominate one director for election to the Company's Board of Directors for so long as GE holds at least 10% of the total voting power of the Company. A copy of the Stockholders Agreement is attached as Exhibit 4.1.

          In connection with the purchase of the Other
Acquired Businesses, the Company and Kidder and certain of their affiliates entered into a series of securities trades pursuant to which (i) the Company sold to Kidder for cash approximately $267 million in fair market value of U.S.
Treasury securities and (ii) Kidder sold to the Company for cash approximately $617 million in fair market value of commercial paper, adjustable-rate preferred stock, short-term certificates of deposit and Eurobond securities.

          The acquisition by the Company of the assets of the retail brokerage business of Kidder is currently expected to occur on or about January 30, 1995, and the acquisition by the Company of the assets of the asset management business of Kidder is currently expected to occur no later than April 30, 1995, following the receipt of certain consents and approvals.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a), (b) Neither audited nor unaudited financial statements are currently available for the assets and businesses acquired by the Company on December 9, 1994, and December 16, 1994. Accordingly, it is not practicable to provide the historical or pro forma financial statements required by Item 7 of Form 8-K at the time this Current
Report on Form 8-K is filed. The Company shall file the required historical and pro forma financial statements as soon as they are available, but in no event later than the time provided for under the applicable rules.





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          (c)  The following exhibits are filed herewith:

Exhibit 3.1  - Certificate of Designations for the 6%
               Cumulative Convertible Redeemable Preferred
               Stock, Series A, of the Company

Exhibit 3.2  - Certificate of Designations of the
               9% Cumulative Redeemable Preferred Stock,
               Series C, of the Company

Exhibit 4.1  - Stockholders Agreement dated December 16,
               1994, among the Company, General Electric
               Company and Kidder, Peabody Group Inc.

Exhibit 10.1 - Supplemental Agreement dated as of
               December 9, 1994, among the Company, General
               Electric Company and Kidder, Peabody Group
               Inc.

Exhibit 10.2 - Second Supplemental Agreement dated as of
               December 16, 1994, among the Company, General
               Electric Company and Kidder, Peabody Group
               Inc.




                    SIGNATURE


          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PAINE WEBBER GROUP INC.,

                                by
                                     Theodore A. Levine
                                  --------------------------
                                   Name: Theodore A. Levine
                                   Title: Vice President, General Counsel

Dated:  December 27, 1994.






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                        Exhibit Index



Exhibit 3.1  - Certificate of Designations for the 6%
               Cumulative Convertible Redeemable Preferred
               Stock, Series A, of the Company

Exhibit 3.2  - Certificate of Designations of the
               9% Cumulative Redeemable Preferred Stock,
               Series C, of the Company

Exhibit 4.1  - Stockholders Agreement dated December 16,
               1994, among the Company, General Electric
               Company and Kidder, Peabody Group Inc.

Exhibit 10.1 - Supplemental Agreement dated as of
               December 9, 1994, among the Company, General
               Electric Company and Kidder, Peabody Group
               Inc.

Exhibit 10.2 - Second Supplemental Agreement dated as of
               December 16, 1994, among the Company, General
               Electric Company and Kidder, Peabody Group
               Inc.